Exhibit 16.1

15/02/2018

Securities and Exchange Commission

100 F Street, N.E.

Washington, DC 20549

Ladies and Gentlemen:

We have read Item 4.01 of Form 8-K dated February 15, 2018 of Wize Pharma, Inc. (formerly OphthaliX, Inc.) and are in agreement with the statements contained in the specify paragraphs therein. We have no basis to agree or disagree with other statements of the registrant contained therein.

Tel Aviv, Israel	/s/ KOST, FORER, GABBAY & KASIERER
February 15, 2018	KOST, FORER, GABBAY & KASIERER
A Member of EY Global